EXHIBIT 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into as of the 28th day of April, 2022, by and between CALIFORNIA BANK OF COMMERCE, a California banking corporation (the “Bank”), and Steven E. Shelton (“Employee”).

WHEREAS, Employee and the Bank are parties to that certain Employment Agreement dated as of May 7, 2018 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and representations set forth in this Agreement, Employee and the Bank agree as follows:

1. Amendment. Each reference in paragraph 1 of the Agreement to “President and Chief Executive Officer” is hereby deleted and replaced with “Chief Executive Officer.”

2. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

3. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

4. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterparts shall be deemed to be originals.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first set forth above.

CALIFORNIA BANK OF COMMERCE

By:
Name: Stephen A. Cortese
Title: Chairman of the Board

EMPLOYEE

Steven E. Shelton